Exhibit 99.2

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Non-performing assets(1)
	March 31,	December 31,
	2011	2010
	(dollars in thousands)
Non-accrual loans	$59,543	$66,652

Loans 90 days or more past due and still accruing interest	309	928
Total non-performing loans	59,852	67,580
Other real estate and repossessed assets	37,513	39,413
Total non-performing assets	$97,365	$106,993
As a percent of Portfolio Loans
Non-performing loans	3.45%	3.73%
Allowance for loan losses	3.82	3.75
Non-performing assets to total assets	3.93	4.22
Allowance for loan losses as a percent of non-performing loans	110.50	100.50

(1) Excludes loans that are classified as “troubled debt restructured” that are still performing.

Troubled debt restructurings (“TDRs”)
	March 31, 2011
	Commercial	Retail		Total
	(in thousands)
Performing TDRs	$9,772	$99,469		$109,241
Non-performing TDRs (1)	7,387	15,237	(2)	22,624
Total	$17,159	$114,706		$131,865

	December 31, 2010
	Commercial	Retail		Total
	(in thousands)
Performing TDRs	$16,957	$96,855		$113,812
Non-performing TDRs (1)	7,814	16,616	(2)	24,430
Total	$24,771	$113,471		$138,242

(1)  Included in NPL table above.
(2) Also includes loans on non-accrual at the time of modification until six payments are received on a timely basis.

Allowance for loan losses
	Three months ended
	March 31,
	2011		2010
		Unfunded		Unfunded
	Loans	Commitments	Loans	Commitments
	(dollars in thousands)
Balance at beginning of period	$67,915	$1,322	$81,717	$1,858
Additions (deduction)
Provision for loan losses	11,076	--	17,014	--
Recoveries credited to allowance	935	--	991	--
Loans charged against the allowance	(13,791)	--	(23,590)	--
Additions (deductions) included in non-interest expense	--	95	--	56
Balance at end of period	$66,135	$1,417	$76,132	$1,914

Net loans charged against the allowance to average Portfolio Loans (annualized)	2.93%		4.10%

Alternative Sources of Funds

		March 31, 2011			December 31, 2010
		Average			Average
	Amount	Maturity	Rate	Amount	Maturity	Rate
	(dollars in thousands)
Brokered CDs	$250,166	2.3 years	2.88%	$273,546	2.4 years	2.89%
Fixed rate FHLB advances	21,012	5.6 years	6.34	21,022	5.9 years	6.34
Variable rate FHLB advances (1)	25,000	1.1 years	0.50	50,000	0.8 years	0.41
Total	$296,178	2.4 years	2.93%	$344,568	2.4 years	2.74%

(1) Certain of these items have had their average maturity and rate altered through the use of derivative instruments, such as pay-fixed interest rate swaps.

Capitalization
	March 31,	December 31,
	2011	2010
	(in thousands)
Subordinated debentures	$50,175	$50,175
Amount not qualifying as regulatory capital	(1,507)	(1,507)
Amount qualifying as regulatory capital	48,668	48,668
Shareholders’ Equity
Preferred stock	76,708	75,700
Common stock	247,406	246,407
Accumulated deficit	(198,311)	(189,902)
Accumulated other comprehensive loss	(12,865)	(13,120)
Total shareholders’ equity	112,938	119,085
Total capitalization	$161,606	$167,753

Non-Interest Income
	Three months ended
	March 31, 2011	December 31, 2010	March 31, 2010
	(in thousands)
Service charges on deposit accounts	$4,282	$4,887	$5,275
Net gains (losses) on assets
Mortgage loans	1,935	4,286	1,843
Securities	213	14	265
Other than temporary loss on securities available for sale
Total impairment loss	(469)	(28)	(118)
Loss recognized in other comprehensive income	327	--	--
Net impairment loss recognized in earnings	(142)	(28)	(118)
Interchange income	2,168	2,160	1,936
Mortgage loan servicing	896	2,465	432
Investment and insurance commissions	555	585	389
Bank owned life insurance	425	464	468
Title insurance fees	473	644	494
Other	1,906	1,732	1,397
Total non-interest income	$12,711	$17,209	$12,381

Capitalized Mortgage Loan Servicing Rights
	Three months ended March 31,
	2011	2010
	(in thousands)
Balance at beginning of period	$14,661	$15,273
Originated servicing rights capitalized	1,064	775
Amortization	(749)	(758)
Decrease in impairment reserve	555	145
Balance at end of period	$15,531	$15,435

Impairment reserve at end of period	$2,655	$2,157

Mortgage Loan Activity
	Three months ended
	March 31,	December 31,	March 31,
	2011	2010	2010
	(dollars in thousands)
Mortgage loans originated	$95,573	$178,508	$90,007
Mortgage loans sold	121,488	180,892	87,708
Mortgage loans sold with servicing rights released	16,572	24,058	11,864
Net gains on the sale of mortgage loans	1,935	4,286	1,843
Net gains as a percent of mortgage loans sold (“Loan Sales Margin”)	1.59%	2.37%	2.10%
Fair value adjustments included in the Loan
Sales Margin	(0.72)	(0.49)	(0.07)

Non-Interest Expense
	Three months ended
	March 31, 2011	December 31, 2010	March 31, 2010
	(in thousands)
Salaries	$9,812	$10,073	$10,176
Performance-based compensation and benefits	157	147	644
Other benefits	2,380	2,042	2,393
Compensation and employee benefits	12,349	12,262	13,213
Loan and collection	3,867	3,947	4,786
Occupancy, net	3,101	2,791	2,909
Vehicle service contract counterparty contingencies	2,346	4,386	3,418
Data processing	2,310	2,367	2,469
Furniture, fixtures and equipment	1,418	1,582	1,719
Net losses on other real estate and repossessed assets	1,406	4,843	2,029
FDIC deposit insurance	1,235	1,589	1,802
Credit card and bank service fees	1,047	1,237	1,675
Communications	948	996	1,073
Legal and professional	778	1,239	1,136
Advertising	554	567	779
Supplies	402	393	393
Amortization of intangible assets	343	315	322
Costs (recoveries) related to unfunded lending commitments	95	(65)	56
Other	1,295	1,948	1,720
Total non-interest expense	$33,494	$40,397	$39,499

Average Balances and Rates
	Three Months Ended
	March 31,
	2011			2010
	Average			Average
	Balance	Interest	Rate(3)	Balance	Interest	Rate(3)
Assets (1)	(dollars in thousands)
Taxable loans	$1,798,106	$29,397	6.60%	$2,252,674	$38,922	6.98%
Tax-exempt loans (2)	8,391	87	4.20	10,128	105	4.20
Taxable securities	41,621	467	4.55	96,213	1,160	4.89
Tax-exempt securities (2)	30,956	332	4.35	64,415	685	4.31
Cash – interest bearing	369,793	232	0.25	274,955	157	0.23
Other investments	23,630	203	3.48	27,854	215	3.13
Interest Earning Assets	2,272,497	30,718	5.46	2,726,239	41,244	6.12
Cash and due from banks	50,888			59,018
Other assets, net	191,884			148,460
Total Assets	$2,515,269			$2,933,717

Liabilities
Savings and NOW	$994,530	589	0.24	$1,084,499	863	0.32
Time deposits	805,645	4,356	2.19	1,127,618	7,356	2.65
Other borrowings	104,907	1,323	5.11	227,621	2,994	5.33
Interest Bearing Liabilities	1,905,082	6,268	1.33	2,439,738	11,213	1.86
Demand deposits	448,979			327,570
Other liabilities	44,231			64,396
Shareholders’ equity	116,977			102,013
Total liabilities and shareholders’ equity	$2,515,269			$2,933,717

Net Interest Income		$24,450			$30,031

Net Interest Income as a Percent of Earning Assets			4.34%			4.45%

(1)
All domestic, except for $0.03 million and $0.9 million for the three months ended March 31, 2011 and 2010, respectively, of average payment plan receivables included in taxable loans for customers domiciled in Canada.

(2)	Interest on tax-exempt loans and securities is not presented on a fully tax equivalent basis due to the current net operating loss carryforward position and the deferred tax asset valuation allowance.
(3)	Annualized.

Commercial Loan Portfolio Analysis as of March 31, 2011

	Total Commercial Loans

		Watch Credits			Percent of Loan
Loan Category	All Loans	Performing	Non- performing	Total	Category in Watch Credit
	(dollars in thousands)
Land	$20,957	$5,578	$1,821	$7,399	35.3%
Land Development	21,335	8,185	3,953	12,138	56.9
Construction	18,344	4,610	2,012	6,622	36.1
Income Producing	298,503	64,992	10,968	75,960	25.4
Owner Occupied	183,300	30,717	5,867	36,584	20.0
Total Commercial Real Estate Loans (1)	$542,439	$114,082	$24,621	$138,703	25.6

Other Commercial Loans(1)	$145,410	$20,805	1,893	$22,698	15.6
Total non-performing commercial loans			$26,514

(1)	The total of these two categories is different than the March 31, 2011, Consolidated Statement of Financial Condition due primarily to loans in process.